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                                                                 EXHIBIT (23)(H)



                        CONSENT OF KPMG PEAT MARWICK LLP



BOARD OF DIRECTORS
CORESTATES FINANCIAL CORP



     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (333-39515) of First Union Corporation of our report dated January 17, 1996, except as to Note 2, which is as of February 23, 1996, relating to the consolidated balance sheet of Meridian Bancorp, Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995, which report appears in First Union Corporation's Current Report on Form 8-K dated November 28, 1997. The report includes an explanatory paragraph indicating that Meridian Bancorp, Inc. adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, and No. 112, Employers' Accounting for Postemployment Benefits, in 1994. We also consent to the reference to our firm under the caption "Experts."



                                         KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
December 16, 1997